Exhibit 99.1

Press Release	Source: Hersha Hospitality Trust

Hersha Hospitality Announces 2005 Third Quarter Results
Tuesday November 8, 8:15 am ET

PHILADELPHIA--(BUSINESS WIRE)--Nov. 8, 2005--Hersha Hospitality Trust (AMEX: HT - News), a real estate investment trust (REIT) and owner of nationally franchised, upscale and midscale hotels, today announced results for the third quarter and nine months ended September 30, 2005.

Financial Highlights

•	Net income available to common shareholders declined to $1.7 million compared to $2.3 million for the 2004 third quarter
•	Net income available to common shareholders per share was $0.09, compared to $0.13 for the 2004 third quarter
•
Net income available to common shareholders per share was impacted by an increase in diluted weighted average shares outstanding from 19,46,4312 to 23,207,264 resulting from the September 2004 equity offering and due to the distributions paid on the 2.4 million Series A Preferred Shares issued during the 2005 third quarter

•	Adjusted Funds from Operations (Adjusted FFO) rose 38.3 percent to $7.0 million from $5.0 million for the 2004 third quarter
•
Adjusted FFO per fully diluted weighted average share and unit outstanding increased 15.4 percent to $0.30, compared to $0.26 for the 2004 third quarter notwithstanding a 19.2 percent increase in diluted weighted average shares outstanding

•	Declared 27th consecutive common dividend of $0.18 per common share since 1999 IPO

"Hersha had one of its most active quarters since our IPO," said Jay H. Shah, Hersha president and chief operating officer. "Our strategy of purchasing young, premium-branded hotels in markets with high barriers to new competition has resulted in a high-quality, industry-leading portfolio. Additionally, we continued to grow our joint venture program, which mitigates downside and ramp-up risk on attractive assets in difficult to source markets. The significant increase in both our total portfolio and same store revenue per available room (RevPAR) highlights the strength and long-term, upside potential of our assets in high-growth, high-barriers-to-competition markets.

"During the third quarter, we closed on our joint venture investments in eight hotel properties with a wide range of full-service and select-service Marriott- and Hilton-branded assets in two separate transactions. Seven of these properties were within the Mystic Partners joint venture, while the other asset, the Courtyard by Marriott in South Boston, is part of another joint venture. These hotels are in strong central business districts and stable suburban office markets throughout Connecticut, Rhode Island and Massachusetts," Shah stated. "Year to date, we have acquired outright or acquired a joint venture interest in 18 properties in the Northeastern corridor, a region we believe has the greatest long-term potential for hotel ownership. The median age of the properties we have acquired during the year is less than four years, creating a balance of stabilized and ramp up hotels in the portfolio with great potential for synergies and economies of scale. We continue to find attractive acquisition opportunities and have an active pipeline."

Operating Highlights

•
RevPAR for the total portfolio for the quarter ended September 30, 2005 rose 13.2 percent over the same period last year to $86.98, with an 8.3 percent improvement in average daily rate (ADR) to $112.09, and a 4.6 percent increase in occupancy to 77.6 percent.

•
Same-store RevPAR for the 2005 third quarter rose 7.6 percent to $81.12 over the same period last year, reflecting a 2.4 percent increase in ADR to $103.90 and a 5.0 percent rise in occupancy to 78.1 percent. The company includes all hotels owned for the entire third quarter of 2004 and 2005 in its same-store comparisons (totaling 25 hotels).

"Our core markets remain strong with continued upside for our portfolio," Shah stated. "New supply remains contained, especially in our markets, which we see continuing for the next several years. In many cases, we are creating unique joint ventures to lock up new properties under development.
"We believe these relationships potentially give way to future deals, often before they reach market," Shah added. "By affiliating with hotel companies with strong ties to their respective markets, we believe we create sufficient downside protection with solid operators and developers."

Joint Ventures

The company entered into an agreement in June to form a joint venture with Waterford Hospitality Group, named Mystic Partners, to acquire nine hotels. The nine-hotel portfolio includes Marriott and Hilton-branded hotels aggregating 1,707 rooms, located in Connecticut and Rhode Island. Hersha owns a 66.7 percent interest in the portfolio's seven stabilized hotels and a 50 percent interest in the two newly developed hotels in Hartford, Conn. through this joint venture.

"The company closed on seven of the nine hotels in the 2005 third quarter and already in the fourth quarter, we have closed on one more, the 392-room Hilton Hartford in downtown Hartford," Shah noted. "We expect to close on the ninth and final property, the 409-room Marriott Hartford Downtown in downtown Hartford, before the end of the 2005 fourth quarter. This recent joint venture with Waterford Hospitality Group is the kind of arrangement we seek to establish with regional developers."

During the third quarter of 2005, Hersha also commenced a joint venture with Jiten Management, a leading Boston-based developer and operator of Marriott-branded hotels throughout New England, and completed the acquisition of the 164-room Courtyard by Marriott in South Boston. During the fourth quarter of 2005, Hersha also completed the joint venture acquisition of the 118-room Holiday Inn Express adjacent to the Courtyard in South Boston. Hersha has purchased a 50 percent interest in both joint ventures; Jiten Management will operate the hotels.

"This is typical of how we build on our partnership relationships with other experienced developers and operators, to acquire and/or develop premium brand hotels in high-barrier markets," Shah stated. "We believe these partnerships allow us to penetrate markets and identify properties where we might otherwise not have had an opportunity. In a sellers market like we have right now, these joint ventures give us a leg up on finding promising, potential acquisitions before they reach the open market."

Follow-On Offering

On August 5, 2005, Hersha completed a $60 million offering of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share. The company used the net proceeds primarily to fund its equity portion of the Mystic Partners joint venture, to increase the funding of several of Hersha's development loans and for general corporate purposes.

"The overall mix of our portfolio has steadily improved in terms of product type," Shah noted. "We continue to move into markets with high barriers to new competition with brands that can generate higher rates, and are expanding our acquisition profile on a selective basis to include first-class, full-service hotels. Philadelphia, New York City, Boston, Washington, D.C. and key Connecticut markets are the types of locations we seek."

Full-Year 2005 Outlook

HT issued revised guidance for the full-year 2005. The new guidance reflects the dilutive effect on earnings of the company's recent preferred offering, the stabilization of the newer properties acquired during the year and the timing of recent acquisitions. Hersha revised its previous guidance for net income available to common shareholders from a range of $7.4 million to $7.8 million, or $0.36 to $0.38 per weighted average basic share outstanding, to a range of $5.0 million to $5.7 million, or $0.25 to $0.28 per weighted average basic share outstanding. Adjusted FFO guidance has been revised to between $16.8 and $17.6 million due to the above mentioned factors , or $0.72 to $0.76 per fully diluted weighted average share and units outstanding. "This revision reflects the dilutive effect of the issuance of preferred equity during the third quarter and the timing delay of the acquisition of the Hartford Marriott in the Mystic Partners joint venture and the joint venture acquisition of the Residence Inn and Springhill Suites in Williamsburg, Va.." Shah said. "On an annualized basis, we believe these acquisitions will be accretive to earnings."

Third Quarter Earnings Call

The company will hold a conference call to discuss 2005 third quarter results today, November 8, 2005, at 10 a.m. E.T., hosted by President and COO Jay H. Shah and Chief Financial Officer Ashish Parikh, followed immediately by a question and answer period. Stockholders and other interested parties may listen by dialing (800) 240-2134 at least five minutes before the start time.

A recording of the call will be available by telephone from approximately 1 p.m., November 8, through midnight, November 15, by dialing (800) 405-2236, pass code 11041651.

Supplemental Schedules

The company has included supplemental schedules as an addendum to this press release in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.

About the Company

Hersha Hospitality Trust is a self-advised real estate investment trust that owns midscale and upscale hotels in the eastern United States with strong, national franchise affiliations. The company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets. For additional information, please visit the company's website at www.hersha.com.

This press release contains forward-looking statements about Hersha Hospitality Trust, including those statements regarding future operating results, the timing and composition of revenues and expected events. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas, including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company's filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2005	Restated September 30, 2004	September 30, 2005	Restated September 30, 2004
Revenue:
Percentage Lease Revenues - HHMLP	$-	$-	$-	$1,192
Hotel Operating Revenues	24,750	16,240	58,878	34,379
Total Revenue	24,750	16,240	58,878	35,571

Expenses:
Hotel Operating Expenses	14,160	9,420	35,830	20,825
Land Leases	108	49	325	228
Real Estate and Personal Property Taxes and Property Insurance	1,188	769	2,966	2,325
General and Administrative	1,097	671	3,229	1,840
Unrecognized (Gain) on Derivatives	(4)	119	(11)	119
Depreciation and Amortization	3,112	1,873	7,371	4,877
Total Operating Expenses	19,661	12,901	49,710	30,214

Operating Income	5,089	3,339	9,168	5,357
Interest Income	156	16	257	135
Interest Income - Secured Loans Related Party	1,163	257	3,074	968
Interest Income - Secured Loans	-	158	-	329
Other Revenue	143	35	300	174
Interest Expense	4,525	1,662	9,264	4,345
Income before income from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	2,026	2,143	3,535	2,618

Income from Unconsolidated Joint Venture Investments	522	261	850	407

Income before Distribution to Preferred Unitholders, Minority Interests and Discontinued Operations	2,548	2,404	4,385	3,025

Distributions to Preferred Unitholders	-	-	-	499
Income (Loss) Allocated to Minority Interest in Continuing Operations	309	434	479	424
Income from Continuing Operations	2,239	1,970	3,906	2,102

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	-	-	1,161	-
Income from Discontinued Operations	222	288	168	734

Net Income	2,461	2,258	5,235	2,836
Preferred Distributions	720	-	720	-

Net Income applicable to Common Shareholders	$1,741	$2,258	$4,515	$2,836

Earnings Per Share from Continuing Operations
Basic	$0.08	$0.12	$0.16	$0.14
Diluted	$0.08	$0.12	$0.16	$0.13

Discontinued Operations Per Share
Basic	$0.01	$0.02	$0.06	$0.05
Diluted	$0.01	$0.01	$0.06	$0.05

Earnings Per Share
Basic	$0.09	$0.14	$0.22	$0.19
Diluted	$0.09	$0.13	$0.22	$0.18

Basic	20,293,827	16,621,875	20,292,727	15,082,927
Diluted	23,207,264	19,464,312	23,166,893	18,148,964

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT") developed Funds From Operations ("FFO") as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO as defined by NAREIT is net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Hersha also presents Adjusted Funds from Operations (Adjusted FFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•
adding back income allocated to units of partnership interest in the company's operating partnership, because the company reports Adjusted FFO to common shareholders on a fully diluted basis assuming conversion of those units to common shares;

•	adding back income allocated to minority interest (units of partnership interest in HT's operating partnership) related to discontinued operations;
•	adding back depreciation related to discontinued operations;
•	adding back distributions to holders of preferred units of partnership interest in the company's operating partnership, which are expensed for GAAP purposes on its income statement; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO or Adjusted FFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha's performance or to cash flow as a measure of liquidity or ability to make distributions. HT considers FFO and Adjusted FFO to be meaningful, additional measures of operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as a performance measure. Hersha also believes that the additional adjustments made to arrive at Adjusted FFO help to provide a meaningful view of its underlying operations. Comparison of the company's presentation of FFO and Adjusted FFO to similarly titled measures for other REITs is not necessarily meaningful due to the differences in the calculations used internally and by other REITs.
The following table reconciles FFO and Adjusted FFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)

	Three Months Ending		Nine Months Ending
	09/30/05	09/30/04	09/30/05	09/30/04

Net Income applicable to common shares	$1,741	$2,258	$4,515	$2,836
Less: Gain on sale of assets	-	-	(1,161)	-
Add:
Depreciation and amortization	3,112	1,873	7,371	4,877
Adjustments for Unconsolidated Joint Ventures	1,502	235	2,018	557
Funds from Operations	6,355	4,366	12,743	8,270

Add:
Income allocated to minority interest in common units	309	434	479	424
Income allocated to minority interest for discontinued operations	31	49	23	152
Depreciation from discontinued operations	40	121	155	595
Distributions to preferred unitholders	-	-	-	499
Amortization of deferred financing costs	171	65	342	130
Amortization of ground lease expense	58	-	174	-

Adjusted Funds from Operations	$6,964	$5,035	$13,916	$10,070

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,207,264	19,464,312	23,166,893	19,248,823
AFFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.30	$0.26	$0.60	$0.52

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO)
(in thousands, except shares and per share data)

	Full Year 2005
	Low	High

Net income applicable to common shareholders	$5,000	$5,700
Less: Gain on sale of assets	(1,161)	(1,161)
Add:
Depreciation and amortization	9,800	9,800
Equity in depreciation of Unconsolidated Joint Ventures	2,300	2,300

Funds from Operations	15,939	16,639

Add:
Income allocated to minority interest in common units	600	680
Amortization of ground lease expense	232	232

Adjusted Funds from Operations	$16,771	$17,551

Fully Diluted Weighted Average Common Shares and Units Outstanding	23,200,000	23,200,000
AFFO per Fully Diluted Weighted Average Common Shares and Units Outstanding	$0.72	$0.76

EBITDA and GAAP Reconciliation

EBITDA is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Management believes EBITDA to be a meaningful measure of a REIT's performance and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and Adjusted FFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDA
(in thousands, except shares and per share data)

	Three Months Ending		Nine Months Ending
	09/30/05	09/30/04	09/30/05	09/30/04

Net Income applicable to common shares	$1,741	$2,258	$4,515	$2,836
Less: Interest income	(156)	(16)	(257)	(135)
Add:
Interest expense	4,525	1,662	9,264	4,345
Adjustments for Unconsolidated Joint Ventures	1,502	235	2,018	557
Income allocated to minority interest in common units	309	434	479	424
Income allocated to minority interest for discontinued operations	31	49	23	152
Depreciation and amortization from continuing operations	3,112	1,873	7,371	4,877
Depreciation from discontinued operations	40	121	155	595
Distributions to preferred unitholders	-	-	-	499
Amortization of ground lease expense	58	-	174	-

EBITDA	$11,162	$6,616	$23,742	$14,150

HERSHA HOSPITALITY TRUST
KEY PERFORMANCE INDICATORS
September 30, 2005
(Unaudited)

ALL HOTELS INCLUDING JOINT VENTURE ASSETS:
(Recorded from date of acquisition or investment)

	Three Months Ended September 30,
	2005	2004	% Variance

Rooms Available	397,065	269,034
Rooms Occupied	308,096	199,630
Occupancy	77.59%	74.20%	4.57%
Average Daily Rate (ADR)	$112.09	$103.52	8.28%
Revenue Per Available Room (RevPAR)	$86.98	$76.82	13.23%

Room Revenues	$34,534,927	$20,666,200
Total Revenues	$39,196,515	$22,721,782

	Nine Months Ended September 30,
	2005	2004	% Variance

Rooms Available	918,115	713,935
Rooms Occupied	670,016	484,729
Occupancy	72.98%	67.90%	7.48%
Average Daily Rate (ADR)	$105.84	$97.41	8.65%
Revenue Per Available Room (RevPAR)	$77.24	$66.14	16.78%

Room Revenues	$70,915,275	$47,218,946
Total Revenues	$78,615,644	$52,545,084

SAMESTORE HOTELS:
(Owned for the entire reporting period)

	Three Months Ended September 30,
	2005	2004	% Variance

Rooms Available	236,018	236,164
Rooms Occupied	184,271	175,535
Occupancy	78.07%	74.33%	5.04%
Average Daily Rate (ADR)	$103.90	$101.48	2.38%
Revenue Per Available Room (RevPAR)	$81.12	$75.43	7.55%

Room Revenues	$19,145,813	$17,813,327
Total Revenues	$21,132,729	$19,679,875

	Nine Months Ended September 30,
	2005	2004	% Variance

Rooms Available	535,155	538,149
Rooms Occupied	382,778	358,065
Occupancy	71.53%	66.54%	7.50%
Average Daily Rate (ADR)	$97.38	$94.43	3.13%
Revenue Per Available Room (RevPAR)	$69.65	$62.83	10.86%

Room Revenues	$37,275,094	$33,810,864
Total Revenues	$40,911,213	$37,171,015

Hersha Hospitality Trust
Total Portfolio
September 30, 2005
(Dollars in thousands)

Name	Rooms	Year Opened/Complete Renovation	Acquisition Date
Marriott
Mystic, CT	285	2001	08/09/2005

Courtyard
Brookline/Boston, MA	188	2003	06/16/2005
Norwich, CT	144	1997	08/09/2005
South Boston, MA	164	2005	07/01/2005
Wilmington, DE	78	1999	06/17/2005
Warwick, RI	92	2003	08/09/2005
Ewing/Princeton, NJ	130	2004	07/01/2004

Hampton Inn
Chelsea/Manhattan, NY	144	2003	08/29/2003
Linden, NJ	149	2003	10/01/2003
Newnan, GA	91	1996	04/20/2000
Peachtree City, GA	61	1994	04/20/2000
Hershey, PA	110	1999	01/01/2000
Carlisle,PA	95	1997	01/26/1999
Danville, PA	72	1998	09/01/1999
Selinsgrove, PA	75	1996	01/26/1999
Herald Square, Manhattan, NY	136	2005	04/01/2005

Residence Inn
Danbury, CT	78	1999	08/09/2005
Framingham, MA	125	2000	03/26/2004
Greenbelt, MD	120	2002	07/16/2004
Mystic, CT	133	1996	09/15/2005
Southington, CT	94	2002	08/09/2005

Holiday Inn Express
Duluth, GA	68	1996	05/19/2000
Hartford, CT	96	2004	01/14/2004
Hershey, PA	85	1997	01/26/1999
New Columbia, PA	81	1997	01/26/1999
Malvern, PA	88	2004	05/24/2005
Oxford Valley, PA	88	2004	05/26/2005

Hilton Garden Inn
Edison, NJ	132	2003	10/01/2003
Glastonbury, CT	150	2003	11/13/2003
Gettysburg, PA	88	2004	07/23/2004

Springhill Suites
Waterford, CT	80	1998	08/09/2005

Holiday Inn Express & Suites
Harrisburg, PA	77	1997	09/01/1999
King of Prussia, PA	155	2004	05/23/2005

Four Points - Sheraton
Revere/Boston, MA	180	2001	03/11/2004

Mainstay
Valley Forge, PA	69	2000	06/01/2001
Frederick, MD	72	2001	01/01/2002

Holiday Inn (HICC)
Harrisburg, PA	196	1970	01/26/1999

Comfort Inn
Harrisburg, PA	81	1998	01/26/1999
Frederick, MD	73	2004	05/27/2004

Fairfield Inn
Laurel, MD	109	1999	01/31/2005

Independent
Wilmington, DE	71	1999	06/17/2005

Comfort Suites
Duluth, GA	85	1996	05/19/2000

Sleep Inn
Valley Forge, PA	87	2000	06/01/2001

TOTAL	4,775

Name	Debt Balance as of 9/30/05	Ownership %	Hersha Preferred Equity Return
Marriott
Mystic, CT	$34,300	66.7%	8.50%

Courtyard
Brookline/Boston, MA	$38,913	100.0%
Norwich, CT	$9,400	66.7%	8.50%
South Boston, MA	$16,000	50.0%	8.50%
Wilmington, DE	$8,000	100.0%	8.50%
Warwick, RI	$9,450	66.7%	8.50%
Ewing/Princeton, NJ	$13,317	50.0%	11.00%

Hampton Inn
Chelsea/Manhattan, NY	$15,810	33.3%
Linden, NJ	$10,000	100.0%
Newnan, GA	$2,969	100.0%
Peachtree City, GA	$1,972	100.0%
Hershey, PA	$3,574	100.0%
Carlisle,PA	$3,730	100.0%
Danville, PA	$2,361	100.0%
Selinsgrove, PA	$3,116	100.0%
Herald Square, Manhattan, NY	$22,000	100.0%

Residence Inn
Danbury, CT	$8,050	66.7%	8.50%
Framingham, MA	$9,423	100.0%
Greenbelt, MD	$12,824	100.0%
Mystic, CT	$8,007	66.7%	8.50%
Southington, CT	$10,950	66.7%	8.50%

Holiday Inn Express
Duluth, GA	$2,540	100.0%
Hartford, CT	NA	100.0%
Hershey, PA	$4,438	100.0%
New Columbia, PA	$1,700	100.0%
Malvern, PA	$5,740	100.0%
Oxford Valley, PA	$5,460	100.0%

Hilton Garden Inn
Edison, NJ	$8,000	100.0%
Glastonbury, CT	$9,475	40.0%	11.00%
Gettysburg, PA	$5,362	100.0%

Springhill Suites
Waterford, CT	$6,335	66.7%	8.50%

Holiday Inn Express & Suites
Harrisburg, PA	NA	100.0%
King of Prussia, PA	$11,270	100.0%

Four Points - Sheraton
Revere/Boston, MA	$8,688	55.0%	12.00%

Mainstay
Valley Forge, PA	NA	100.0%
Frederick, MD	$3,500	100.0%

Holiday Inn (HICC)
Harrisburg, PA	$3,210	100.0%

Comfort Inn
Harrisburg, PA	$2,266	100.0%
Frederick, MD	$2,900	100.0%

Fairfield Inn
Laurel, MD	NA	100.0%

Independent
Wilmington, DE	$3,760	100.0%

Comfort Suites
Duluth, GA	$3,063	100.0%

Sleep Inn
Valley Forge, PA	NA	100.0%

TOTAL

Hersha Hospitality Trust
YTD Acquisition Activity
October 31, 2005
(Dollars in thousands)

Name	Rooms	Year Opened/Complete Renovation	Acquisition Date	Purchase Price
Marriott
Mystic, CT	285	2001	08/09/2005	$54,500

Courtyard
Brookline/Boston, MA	188	2003	06/16/2005	$54,500
Norwich, CT	144	1997	08/09/2005	$12,600
South Boston, MA	164	2005	07/01/2005	$23,350
Wilmington, DE	78	1999	06/17/2005	$11,300
Warwick, RI	92	2003	08/09/2005	$9,300

Hampton Inn
Herald Square,
Manhattan, NY	136	2005	04/01/2005	$31,300

Residence Inn
Danbury, CT	78	1999	08/09/2005	$9,700
Mystic, CT	133	1996	09/15/2005	$17,800
Southington, CT	94	2002	08/09/2005	$14,100

Holiday Inn Express
Malvern, PA	88	2004	05/24/2005	$8,200
Oxford Valley, PA	88	2004	05/26/2005	$7,800
South Boston, MA	118	1998	10/07/2005	$11,250

Hilton
Hartford Downtown	392	2005	10/06/05	$35,175

Springhill Suites
Waterford, CT	80	1998	08/09/2005	$8,000

Holiday Inn Express & Suites
King of Prussia, PA	155	2004	05/23/2005	$16,100

Fairfield Inn
Laurel, MD	109	1999	01/31/2005	$7,250

Independent
Wilmington, DE	71	1999	06/17/2005	$5,500
SUBTOTAL	2,493			$337,725

2005 PENDING ACQUISITIONS
Marriott -			12/2005 -
Hartford Downtown	409	2005	Forecast	$87,150

Residence Inn -			11/2005 -
Williamsburg, VA	120	2002	Forecasted	$16,000

Springhill Suites -			11/2005 -
Williamsburg, VA	108	2002	Forecasted	$14,500
TOTAL	3,130			$455,375

Name	Ownership %	HERSHA % OF ACQUISITIONS	Hersha Preferred Equity Return
Marriott
Mystic, CT	66.7%	$36,352	8.5%

Courtyard
Brookline/Boston, MA	100.0%	$54,500
Norwich, CT	66.7%	$8,404	8.5%
South Boston, MA	50.0%	$918,115	10.0%
Wilmington, DE	100.0%	$670,016
Warwick, RI	66.7%	$6,203	8.5%

Hampton Inn
Herald Square, Manhattan, NY	100.0%	$31,300

Residence Inn
Danbury, CT	66.7%	$6,470	8.5%
Mystic, CT	66.7%	$11,873	8.5%
Southington, CT	66.7%	$9,405	8.5%

Holiday Inn Express
Malvern, PA	100.0%	$8,200
Oxford Valley, PA	100.0%	$7,800
South Boston, MA	50.0%	$5,625	10.0%

Hilton
Hartford Downtown	50.0%	$17,588	8.5%

Springhill Suites
Waterford, CT	66.7%	$5,336	8.5%

Holiday Inn Express & Suites
King of Prussia, PA	100.0%	$16,100

Fairfield Inn
Laurel, MD	100.0%	$7,250

Independent
Wilmington, DE	100.0%	$5,500
SUBTOTAL		$1,826,036

2005 PENDING ACQUISITIONS
Marriott - Hartford
Downtown	50.0%	$43,575	8.5%

Residence Inn -
Williamsburg, VA	50.0%	$8,000	12.0%

Springhill Suites -
Williamsburg, VA	75.0%	$10,875	(1)
TOTAL		$1,888,486

(1) - Preferred Return tier of 8% and 10% during years 1 and 2, respectively, and then a 12% preferred return thereafter

Hersha Hospitality Trust
YTD Disposition Activity
September 30, 2005
(Dollars in thousands)

		Disposition	Disposition	Ownership %
Name	Rooms	Date	Price
Doubletree Club
JFK International
Airport, NY	110	05/13/2005	$11,500	100.0%

Holiday Inn Express
Long Island City, NY	79	05/13/2005	$9,000	100.0%
SUBTOTAL	189		$20,500

Hersha Hospitality Trust
Mortgages and Notes Payable
September 30, 2005

Owned Properties	9/30/05 Fixed Rate Balance	Capped or Fixed Rate	9/30/05 Floating Rate Balance	Floating Rate	Maturity

Hampton Inn -
Newnan, GA	$2,968,580	8.70%			08/2007
Holiday Inn Express & Suites -
King of Prussia, PA	$11,270,000	6.27%			07/2008
Holiday Inn Express -
Malvern, PA	$5,740,000	6.27%			07/2008
Holiday Inn Express -
Langhorne, PA	$5,460,000	6.27%			07/2008
Courtyard -
Wilmington, DE	$8,000,000	6.27%			07/2008
Independent Hotel -
Wilmington, DE	$3,760,000	6.27%			07/2008
Hampton Inn -
Linden, NJ	$10,000,000	6.25%			10/2008
Hilton Garden Inn -
Edison, NJ	$8,000,000	6.25%			10/2008
Hampton Inn -				30 Day
Herald Square, NY			$22,000,000	LIBOR +
				3.65%	03/2009
Four Points Sheraton -
Revere, MA	$8,121,417	6.50%			07/2009
Hilton Garden Inn -
Gettysburg, PA	$5,361,599	6.62%			09/2009
Hampton Inn -
Carlisle, PA	$3,729,766	8.94%			04/2010
Hampton Inn -
Selinsgrove, PA	$3,116,007	8.94%			04/2010
Holiday Inn Express -
Hershey, PA	$4,437,949	8.94%			04/2010
Hampton Inn -
Danville, PA	$2,360,611	8.94%			04/2010
HICC - New
Cumberland, PA	$3,210,431	8.94%			04/2010
Comfort Inn - West
Hanover, PA	$2,266,187	8.94%			04/2010
Holiday Inn
Express - New
Columbia, PA	$1,699,640	8.94%			04/2010
Comfort Suites -
Duluth, GA	$3,063,019	8.71%			06/2010
Holiday Inn
Express -
Duluth, GA	$2,540,065	8.71%			06/2010
Mainstay Suites				30 Day
and Comfort Inn -				LIBOR +
Frederick, MD			$6,400,093	3.50%	12/2012
Hampton Inn -				30 Day
Hershey, PA			$3,573,958	LIBOR +
				2.75%	06/2014
Residence Inn -
Greenbelt, MD	$12,824,319	6.25%			10/2014
Courtyard -
Brookline, MA	$38,913,000	5.35%			07/2015
Hampton Inn -
Peachtree City, GA	$1,972,250	9.43%			05/2017
Residence Inn -
Framingham, MA	$9,422,756	6.38%			07/2019
Four Points Sheraton -
Revere, MA (SBA Loan)	$566,236	4.00%			01/2032
Trust Preferred
Tranche I	$25,774,000	7.34%			05/2035
Trust Preferred
Tranche II	$25,774,000	7.17%			06/2035

Total Consolidated
Debt	$242,325,883

Unconsolidated Joint Ventures
Hampton Inn -				30 Day
Chelsea, NY			$15,810,000	LIBOR +
				3.50%	02/2007
Courtyard - South				30 Day
Boston, MA			$16,200,000	LIBOR +
				2.75%	10/2009
Marriott -
Mystic, CT	$25,299,427	6.98%			11/2010
Marriott - Mystic,
CT (Mezzanine Loan)	$9,000,000	8.55%			11/2010
Courtyard -
Ewing, NJ	$13,500,000	5.54%			08/2012
Hilton Garden Inn -				30 Day
Glastonbury, CT			$9,474,602	LIBOR +
				3.35%	11/2013
Residence Inn -
Mystic, CT	$8,006,803	6.89%			02/2014
Courtyard -
Norwich, CT	$9,400,000	5.63%			08/2015
Springhill Suites -
Waterford, CT	$6,335,000	5.63%			08/2015
Residence Inn -
Southington, CT	$10,950,000	5.63%			08/2015
Residence Inn -
Danbury, CT	$8,050,000	5.63%			08/2015
Courtyard -				30 Day
Warwick, RI				LIBOR +
	$9,450,000	5.63%		2.75%	08/2015

Hersha Hospitality Trust
Development Loans Receivable
September 30, 2005

Hotel Property	Borrower	Principal Outstanding September 30, 2005	Interest Rate	Maturity Date
Boutique Hotel -	44 Fifth			November 3, 2005
35th Street, New York	Avenue, LLC
		$7,000,000	9.0%
Boutique Hotel -	5444			November 18, 2005
Tribeca, New York	Associates, LP
		$8,600,000	10.0%
Hilton Garden Inn -	Metro Ten			December 31, 2005
JFK Airport, New York	Hotels, LLC
		$13,850,000	10.0%
Hampton Inn -	HPS Seaport,			March 31, 2006
Seaport, New York	LLC and BCM, LLC
		$13,000,000	10.0%
Homewood Suites -	PRA Suites at			April 5, 2006
Glastonbury, CT	Glastonbury, LLC
		$5,919,449	10.0%

		$48,369,449

Contact:
Hersha Hospitality Trust
Media:
Chris Daly or Jerry Daly, (703) 435-6293
or
Investors:
Ashish Parikh, (215) 238-1046